FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.

------------------------------
In the Matter of               )                        CONSENT ORDER
                               )
CORNERSTONE COMMUNITY BANK     )                        FDIC-10-1037b
CHATTANOOGA, TENNESSEE         )

(INSURED STATE NONMEMBER BANK) )
------------------------------

     The Federal Deposit Insurance Corporation ("FDIC") is the appropriate Federal banking agency for Cornerstone Community Bank, Chattanooga, Tennessee ("Bank"), under 12 U.S.C. ss. 1813(q).

     The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "STIPULATION TO THE ISSUANCE OF A CONSENT ORDER" ("STIPULATION"), dated March 31, 2010, that is accepted by the FDIC. With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation relating to deficient credit underwriting and monitoring, failure to identify problem assets, inadequate Allowance for Loan and Lease Losses ("ALLL"), and weaknesses in capital, interest rate risk and liquidity, to the issuance of this CONSENT ORDER ("ORDER") by the FDIC.

     Having determined that the requirements for issuance of an order under 12 U.S.C. ss. 1818(b) have been satisfied, the FDIC hereby orders that:

             COMPLIANCE COMMITTEE - NON-EMPLOYEE DIRECTORS REQUIRED
             ------------------------------------------------------

1.     (a)     Within 30 days after the effective date of this ORDER, the Bank's
Board shall establish a committee of the Board of the Bank charged with the responsibility of ensuring that the Bank complies with the provisions of this ORDER. At least a majority of the members of such committee shall be directors not employed in any capacity by the Bank other than as a director. The committee shall report monthly to the full Board, and a copy of the report and any discussion relating to the report or the ORDER shall be noted in the minutes of the Bank's Board meetings. The establishment of this subcommittee shall not diminish the responsibility or liability of the entire Board to ensure compliance with the provisions of this ORDER.

                          MANAGEMENT - STAFFING STUDY
                          ---------------------------

     2.     (a)     Within 30 days after the effective date of this ORDER, the
Bank shall retain a bank consultant acceptable to the Regional Director of the FDIC's Dallas Region ("Regional Director") and to the Commissioner of the Tennessee Department of Financial Institutions ("Commissioner"). The consultant shall develop a written analysis and assessment of the Bank's management and staffing needs ("Management Plan") for the purpose of providing qualified management for the Bank.

     (b) The Bank shall provide the Regional Director and the Commissioner with a copy of the proposed engagement letter or contract with the consultant for review before it is executed. The contract or engagement letter, at a minimum, should include:

               (1) A description of the work to be performed under the contract or engagement letter;

               (2)  The responsibilities  of  the  consultant;

               (3) An identification of the professional standards covering the work to be performed;

               (4) Identification of the specific procedures to be used when carrying out the work to be performed;

               (5) The qualifications of the employee(s) who are to perform the work;

               (6)  The time  frame  for  completion  of  the  work;

               (7)  Any restrictions  on  the  use  of  the  reported  findings;
                    and

               (8) A provision for unrestricted examiner access to work papers.

     (c) The Management Plan shall be developed within 90 days after the effective date of this ORDER. The Management Plan shall include, at a minimum:

               (1) Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the Bank;

               (2) Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

               (3) Evaluation of all Bank officers and staff members to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank's established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition; and

               (4) A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer or staff member positions identified in the Management Plan.

     (d) The Management Plan shall be submitted to the Regional Director and the Commissioner for review and comment upon its completion. Within 30 days from the receipt of any comments from the Regional Director and the Commissioner, and after the adoption of any recommended changes, the Bank shall approve the Management Plan, and record its approval in the minutes of the Board meeting. Thereafter, the Bank, its directors, officers, and employees shall implement and follow the Management Plan and/or any subsequent modification.

     (e) Thereafter, the Bank shall have and retain qualified management. Each member of management shall possess qualifications and experience commensurate with his or her duties and responsibilities at the Bank. The qualifications of management personnel shall be evaluated on their ability to:

               (1)  Comply  with  the  requirements  of  the  ORDER;

               (2)  Operate  the  Bank  in  a  safe  and  sound  manner;

               (3)  Comply  with  applicable  laws  and  regulations;  and

               (4) Restore all aspects of the Bank to a safe and sound condition, including improve the Bank's asset quality, capital adequacy, earnings, management effectiveness, liquidity, and its sensitivity to market risk.

     (f) Within 30 days after the effective date of this ORDER, the Bank shall restructure the Information Technology Management, Risk Management, and Special Assets Committees to include representation of the directors not employed in any capacity by the Bank other than as a director.

                      ALLOWANCE FOR LOAN AND LEASE LOSSES
                                      AND
                              AMENDED CALL REPORTS
                              --------------------

     3.     (a)     Within 30 days after the effective date of this ORDER, the
Bank shall make provisions to its Allowance for Loan and Lease Losses ("ALLL") in the amount of at least $1,624,000. The allowance should be funded by charges to current operating income, and should be calculated in accordance with generally accepted accounting standards and ALLL supervisory guidance. After the initial provision is made, the Bank shall thereafter maintain a reasonable ALLL. Prior to the end of each calendar quarter, the Bank's Board shall review the adequacy of the Bank's ALLL. Such reviews shall include, at a minimum, the Bank's loan loss experience, an estimate of potential loss exposure in the portfolio, trends of delinquent and non-accrual loans and prevailing and prospective economic conditions. The minutes of the Bank's Board meetings at which such reviews are undertaken shall include complete details of the reviews and the resulting recommended increases in the ALLL.

     (b) Within 30 days after the effective date of this ORDER, the Bank shall review Consolidated Reports of Condition and Income filed with the FDIC on or after September 30, 2009, and amend said reports to accurately reflect the financial condition of the Bank as of the date of each such report. In particular, such reports shall contain a reasonable ALLL. Reports filed after the effective date of this ORDER shall also accurately reflect the financial condition of the Bank as of the reporting date.

                             BUDGET AND PROFIT PLAN
                             ----------------------

     4.     (a)     Within 60 days after the effective date of this ORDER, the
Bank shall formulate and submit to the Regional Director and the Commissioner for review and comment a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2010. The plan required by this paragraph shall contain formal goals and strategies, be consistent with sound banking practices, reduce discretionary expenses, improve the Bank's overall earnings and net interest income, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components.

     (b)  The  written  profit  plan  shall  address,  at  a  minimum:

               (1)  An analysis  of  the  Bank's  pricing  structure;  and

               (2)  A recommendation  for  reducing  the  Bank's  cost of funds.

     (c) Within 30 days after the end of each calendar quarter following completion of the profit plan and budget required by this paragraph, the Bank's Board shall evaluate the Bank's actual performance in relation to the written profit plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting when such evaluation is undertaken.

     (d) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect and shall be submitted to the Regional Director and the Commissioner for review and comment within 30 days after the end of each year. Within 30 days after receipt of all such comments from the Regional Director and the Commissioner and after adoption of any recommended changes, the Bank shall approve the written profit plan and budget, which approval shall be recorded in the minutes of the Board meeting. Thereafter, the Bank shall implement and follow the plan.

                                 STRATEGIC PLAN
                                 --------------

     5.     (a)     Within 60 days after the effective date of this ORDER, the
Bank shall prepare and adopt a comprehensive strategic plan. The strategic plan required by this paragraph shall contain an assessment of the Bank's current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components.

     (b)  The  written  strategic  plan  shall  address,  at  a  minimum:

               (1) Strategies for pricing policies and asset/liability management;

               (2) Plans for sustaining adequate liquidity, including back-up lines of credit to meet any unanticipated deposit withdrawals;

               (3)  Goals for  reducing  problem  loans;

               (4) Plans for attracting and retaining qualified individuals to fill vacancies in the lending and accounting functions;

               (5) Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings;

               (6) Formulation of a mission statement and the development of a strategy to carry out that mission.

     (c) The Bank shall submit the strategic plan to the Regional Director and the Commissioner for review and comment. After consideration all such comments, the Bank shall approve the plan, which approval shall be recorded in the minutes of the Bank's Board meeting. Thereafter, the Bank shall implement and follow the strategic plan.

     (d) Within 30 days after the end of each calendar quarter following the Board approval of this plan, the Bank's Board shall evaluate the Bank's performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the Bank's Board meeting at which such evaluation is undertaken.

     (e) The strategic plan required by this ORDER shall be revised and submitted to the Regional Director and the Commissioner for review and comment 30 days after the end of each calendar year for which this ORDER is in effect. Within 30 days after receipt of all such comments from the Regional Director and the Commissioner and after consideration of all such comments, the Bank shall approve the revised plan, which approval shall be recorded in the minutes of the Bank's Board meeting. Thereafter, the Bank shall implement the revised plan.

                              DIVIDEND RESTRICTION
                              --------------------

     6.          (a)     As of the effective date of this ORDER, the Bank shall
not declare or pay any cash dividend without the prior written consent of the Regional Director and the Commissioner.

                                  CAPITAL PLAN
                                  ------------

     7. (a) Within 60 days after the effective date of this ORDER, the Bank shall submit a written capital plan to the Regional Director and the Commissioner to increase its Tier 1 Capital by no less than eight percent of the Bank's Average Total Assets. The capital plan shall also require the Bank, after establishing an Allowance for Loan and Lease Losses, to achieve and maintain its Tier 1 Leverage Capital ratio equal to or greater than eight percent of the Bank's Average Total Assets; to achieve and maintain its Tier 1 Risk-Based Capital ratio equal to or greater than ten percent of the Bank's Total Risk-Weighted Assets; and to achieve and maintain its Total Risk-Based Capital ratio equal to or greater than twelve percent of the Bank's Total Risk Weighted Assets.

     (b) Such capital plan shall detail the steps that the Bank shall take to achieve and maintain the capital requirements set forth in paragraph 7(a) above. In developing the capital plan, the Bank must take into consideration:

               (1)  The volume  of  the  Bank's  adversely  classified  assets;

               (2)  The nature  and  level  of  the  Bank's asset concentration;

               (3)  The adequacy  of  the  Bank's  ALLL;

               (4)  The anticipated  level  of  retained  earnings;

               (5)  Anticipated  and  contingent  liquidity  needs;  and

               (6) The source and timing of additional funds to fulfill future capital needs.

In addition, the capital plan must include a contingency plan in the event that the Bank has: (1) failed to maintain the minimum capital ratios required by paragraph 7(a); (2) failed to submit an acceptable capital plan as required by this subparagraph; or (3) failed to implement or adhere to a capital plan to which the Regional Director and the Commissioner have taken no written objection pursuant to this subparagraph. Said contingency plan shall include a plan to sell or merge the Bank. The Bank shall implement the contingency plan upon written notice from the Regional Director and the Commissioner.

     (c) After the Regional Director and the Commissioner respond to the capital plan, the Bank's Board shall adopt the capital plan, including any modifications or amendments requested by the Regional Director and the Commissioner. Thereafter, the Bank shall immediately initiate measures detailed in the capital plan, to the extent such measures have not previously been initiated, to effect compliance with the plan within 30 days after the Regional Director and the Commissioner respond to the capital plan.

     (d) Such increase in Tier 1 Capital and any increase in Tier 1 Capital necessary to meet the capital ratios required by this ORDER may be accomplished by:

               (1)  The sale  of  securities  in  the  form  of common stock; or

               (2) The direct contribution of cash subsequent to October 8, 2009, by the directors and/or shareholders of the Bank or by the Bank's holding company; or

               (3) Receipt of an income tax refund or the capitalization subsequent to October 8, 2009, of a bona fide tax refund certified as being accurate by a certified public accounting firm; or

               (4) Any other method approved by the Regional Director and the Commissioner.

     (e) If any such capital ratios are less than required by the ORDER, as determined as of the date of any Report of Condition and Income or at an examination by the FDIC or the State, the Bank shall, within 30 days after receipt of a written notice of the capital deficiency from the Regional Director or the Commissioner, present to the Regional Director and the Commissioner a new capital plan to increase the Bank's Tier 1 Capital of the Bank or to take such other measures to bring all the capital ratios to the percentages required by this ORDER. After the Regional Director and the Commissioner respond to the new capital plan, the Bank's Board shall adopt the new capital plan, including any modifications or amendments requested by the Regional Director and the Commissioner.

     (f) Thereafter, the Bank shall immediately initiate measures detailed in the plan, to the extent such measures have not previously been initiated, to increase its Tier 1 Capital by an amount sufficient to bring all the Bank's capital ratios to the percentages required by this ORDER within 30 days after the Regional Director and the Commissioner respond to the new capital plan.

     (g) If all or part of the increase in Tier 1 Capital required by this ORDER is to be accomplished by the sale of new securities, the Bank's Board shall adopt and implement a plan for the sale of such additional securities, including soliciting proxies and the voting of any shares or proxies owned or controlled by them in favor of the plan. Should the implementation of the plan involve a public distribution of the Bank's securities (including a distribution limited only to the Bank's existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan, and in any event, not less than 20 days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Accounting and Securities Disclosure Section, 550 17th Street N.W., Washington, D.C. 20429, for review. Any changes requested to be made in the plan or the materials by the FDIC shall be made prior to their dissemination. If the increase in Tier 1 Capital is to be provided by the sale of non-cumulative perpetual preferred stock, then all terms and conditions of the issue shall be presented to the Regional Director and the Commissioner for prior approval.

     (h) In complying with the provisions of this ORDER and until such time as any such public offering is terminated, the Bank shall provide to any subscriber and/or purchaser of the Bank's securities written notice of any planned or existing development or other change which is materially different from the information reflected in any offering materials used in connection with the sale of the Bank securities. The written notice required by this paragraph shall be furnished within 10 days after the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber who received or was tendered the information contained in the Bank's original offering materials.

     (i) In addition, the Bank shall comply with the FDIC's Statement of Policy on Risk-Based Capital found in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, App. A.

     (j) For purposes of this ORDER, all terms relating to capital shall be calculated according to the methodology set forth in Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. Part 325.

                RESTRICTION ON ADVANCES TO CLASSIFIED BORROWERS
                -----------------------------------------------

     8. (a) While this ORDER is in effect, the Bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower whose existing credit has been classified Loss either in whole or in part by the FDIC or the State and is uncollected, or to any borrower who is already obligated in any manner to the Bank on any extension of credit, including any portion thereof, that has been charged off the books of the Bank and remains uncollected. The requirements of this paragraph shall not prohibit the Bank from renewing credit already extended to a borrower after full collection, in cash, of interest due from the borrower.

     (b) While this ORDER is in effect, the Bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower whose extension of credit is classified Doubtful and/or Substandard either in whole or in part by the FDIC or the State and is uncollected, unless the Bank's Board has signed a detailed written statement giving reasons why failure to extend such credit would be detrimental to the best interests of the Bank. The statement shall be placed in the appropriate loan file and included in the minutes of the applicable Bank Board meeting.

             CLASSIFIED ASSETS - CHARGE-OFF AND PLAN FOR REDUCTION
             -----------------------------------------------------

     9.     (a)     Within 30 days after the effective date of this ORDER, the
Bank shall, to the extent that it has not previously done so, eliminate from its books, by charge-off or collection, all assets or portions of assets classified Loss by the FDIC or the State as a result of its examination of the Bank as of October 8, 2009. Elimination or reduction of these assets through proceeds of loans made by the Bank shall not be considered "collection" for the purpose of this paragraph.

     (b) Within 60 days after the effective date of this ORDER, the Bank shall submit a written plan to the Regional Director and the Commissioner to reduce the remaining assets classified Doubtful and Substandard as of October 8, 2009. The plan shall address each asset so classified with a balance of $300,000 or greater and provide the following:

          (1) The name under which the asset is carried on the books of the Bank;

          (2)  Type of  asset;

          (3)  Actions  to  be  taken  in  order to reduce the classified asset;
               and

          (4)  Timeframes  for  accomplishing  the  proposed  actions.

     The  plan  shall  also  include,  at  a  minimum:

          (1) Review the financial position of each such borrower, including the source of repayment, repayment ability, and alternate repayment sources; and

          (2) Evaluate the available collateral for each such credit, including possible actions to improve the Bank's collateral position.

     In addition, the Bank's plan shall contain a schedule detailing the projected reduction of total classified assets on a quarterly basis. Further, the plan shall contain a provision requiring the submission of monthly progress reports to the Bank's Board and a provision mandating a review by the Bank's Board.

     (c) The Bank shall present the plan to the Regional Director and the Commissioner for review. Within 30 days after the Regional Director's and the Commissioner's response, the plan, including any requested modifications or amendments shall be adopted by the Bank's Board which approval shall be recorded in the minutes of the meeting of the Bank's Board. The Bank shall then immediately initiate measures detailed in the plan to the extent such measures have not been initiated.

     (d) For purposes of the plan, the reduction of adversely classified assets as of October 8, 2009, shall be detailed using quarterly targets expressed as a percentage of the Bank's Tier 1 Capital plus the Bank's Allowance for Loan and Lease Losses and may be accomplished by:

                    (1)  Charge-off;

                    (2)  Collection;

                    (3) Sufficient improvement in the quality of adversely classified assets so as to warrant removing any adverse classification, as determined by the FDIC or the State; or

                    (4)  Increase  in  the  Bank's  Tier  1  Capital.

     (e) While this ORDER is in effect, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified Loss as determined at any future examination conducted by the FDIC or the State.

                                LENDING POLICIES
                                ----------------

     10. Within 60 days after the effective date of this ORDER, the Bank shall ensure policies are enhanced and procedures are implemented to correct credit underwriting and loan administration deficiencies disclosed in the October 8, 2009, Report of Examination, including the Bank's Asset-Based and Commercial Real Estate ("CRE") lending strategy, policies and procedures. They shall include:

     (a) Guidance consistent with the December 6, 2006, Financial Institution Letter pertaining to Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices including, at a minimum, the following:

                    (1) Limits for total exposure in relation to total loans, total risk-based capital and by loan type,

                    (2)  Reporting  requirements,

                    (3)  Risk mitigation  strategies,

                    (4) Guidelines for reevaluation of real estate collateral, and

                    (5) Sensitivity analysis of individual CRE loans and CRE portfolio.

     (b) Guidance addressing Asset-Based lending that includes, at a minimum, the following:

                    (1)  The requirement  of  personal  guarantees,

                    (2)  Lender  liability  issues,

                    (3)  Guidelines  for  qualified  customers,

                    (4) Advance rates are justified by the value and marketability of underlying collateral,

                    (5) The requirement of an asset-based loan agreement that sets forth conditions governing the handling of the relationship and the remedies available in the event of default. The loan agreement should address the following areas:

                         (A)  Eligible  accounts  receivable,

                         (B)  Delinquent  accounts,

                         (C)  Contra  accounts,

                         (D)  Affiliate  accounts,

                         (E)  Concentration  accounts,

                         (F)  Bill-and-hold  sales,

                         (G)  Progress  billings,

                         (H) Receivables subject to a purchase-money interest,

                         (I) Percentage advanced against or acceptable accounts receivable,

                         (J)  Percentage  advanced  against  eligible
                              inventory,

                         (K)  Audits,  and

                         (L)  Confirmations.

     (6) Periodic on-site audits of borrowers that include the following in the analysis as appropriate:

                         (A)  Shipping  documents,

                         (B)  Inventory  invoices,

                         (C) Turnover of account receivables and account payables,

                         (D) Direct verification of account receivables and account payables,

                         (E)  Concentrations  of  customers'  account
                              receivables (Poor credit quality in a concentration may warrant lower advance rates.)

                         (F) Sales dilution resulting from merchandise returns, bad debt allowances or uncollectible receivables,

                         (G)  Borrower's  credit  and  collection  procedures,

                         (H) Ineligible affiliate and inter-company receivables,

                         (I) Other possibly ineligible account receivables such as:

                              (1) Restarts (new account receivable issued by borrower to replace an account receivable that is over 90 days effectively "restarts" the invoice),

                              (2) Service (lawyers, repair work, etc. are sometimes excluded,

                              (3) Foreign (sometimes excluded because of perfection difficulties outside the United States), and

                              (4)  Chronic  delinquents.

                         (J) Aging of account receivables and account payables,

                         (K)  Inventory  make  up  such  as:

                              (1)  Shelf Life,

                              (2)  Obsolescence,

                              (3)  High tech,  and

                              (4) Work in Process (exclude from borrowing base).

                         (L) Machinery and equipment listing. (Specialty equipment is typically excluded as eligible collateral),

                         (M)  Operational  risk  of  the  borrower.

     (7)  Borrowing  base  is  adequately  monitored,

     (8) When a credit approval presentation is required and what it should contain,

     (9)  Controls  over  disbursements,  and

     (10)  Controls  over  borrower  operating  accounts.

     (c)  Underwriting  standards  including;

                         (1)  Loan terms,

                         (2)  Pricing  structures,

                         (3)  Obtaining,  validating,  and  updating
                              appraisals  and  evaluations,  when  warranted;

                         (4)  Collateral  valuation  and  appraisal  review,

                         (5)  LTV limits,

                         (6)  Requirement  for  feasibility  studies,
                              sensitivity  analyses  and/or  stress  testing,

                         (7) Minimum requirements for initial investment and maintenance of hard equity by the borrower,

                         (8) Minimum standards for borrower net worth, property cash flow, and debt service coverage for the property, and

                         (9) Ensuring compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses, specifically relating to testing large impaired loans according to Financial Accounting Standard 114.

     (d)  Loan  administration  standards  including;

                         (1)  Loan disbursement  procedures,

                         (2)  Inspection  processes,

                         (3)  Documentation  on  construction  progress,

                         (4)  Tracking  pre-sold  units,

                         (5)  Exception  monitoring  and  reporting,

                         (6) Ongoing monitoring of borrower property cash flow and debt service coverage for the property, and

                         (7) Regular credit reviews to assess credit quality.

     (e) Perform portfolio-level stress tests or sensitivity analysis to quantify the impact of changing economic conditions on asset quality, earnings, and capital

     (f) Procedures to monitor economic conditions and real estate values in the Bank's larger geographic trade areas,

     (g) Procedures to identify, track, and report exceptions to the loan policy and to establish procedures for approval of loans granted in exception to the loan policy,

                         (1) Controls to ensure adherence to and monitor compliance with the policies and strategies. The Bank's Board will approve all policy deviations, with a record of this approval noted in the Board minutes; and

                         (2) Provisions for the submission of monthly progress reports to the Board for review and notation in the minutes.

The adequacy of the policy will be reviewed at future examinations or visitations of the Bank.

                    SPECIAL MENTION AND TECHNICAL EXCEPTIONS
                    ----------------------------------------

     11.     (a)     Within 60 days after the effective date of this ORDER, the
Bank shall correct all deficiencies in the loans listed for Special Mention in the Report of Examination as of October 8, 2009.

     (b) Within 60 days after the effective date of this ORDER, the Bank shall correct the technical exceptions listed in the Report of Examination as of October 8, 2009

     (c) Within 90 days after the effective date of this ORDER, the Bank shall implement a system of monitoring loan documentation exceptions on an ongoing basis and implement procedures designed to reduce the occurrence of such exceptions in the future.

                           REDUCTION OF DELINQUENCIES
                           --------------------------

     12.     (a)     Within 60 days after the effective date of this ORDER, the
Bank shall formulate and submit to the Regional Director and the Commissioner for review and comment a written plan for the reduction and collection of delinquent loans. Such plan shall include, but not be limited to, provisions which:

                         (1) Prohibit the extension of credit for the payment of interest;

                         (2) Delineate areas of responsibility for implementing and monitoring the Bank's collection policies;

                         (3) Establish specific collection procedures to be instituted at various stages of a borrower's delinquency;

                         (4) Establish dollar levels to which the Bank shall reduce delinquencies per calendar quarter; and

                         (5) Provide for the submission of monthly written progress reports to the Bank's Board for review and notation in minutes of the meetings of the Bank's Board.

     (b)  For  purposes  of  the  plan,  "reduce"  means  to:

                         (1)  Charge-off;  or

                         (2)  Collect.

     (c) After the Regional Director and the Commissioner have responded to the plan, the Bank's Board shall adopt the plan as amended or modified by the Regional Director and the Commissioner. The plan will be implemented immediately to the extent that the provisions of the plan are not already in effect at the Bank.

                  LOAN COMMITTEE AND LOAN REVIEW REQUIREMENTS
                  -------------------------------------------

     13.     (a)     Within 30 days after the effective date of this ORDER, the
Bank's Board shall establish a loan review committee to periodically review the Bank's loan portfolio and identify and categorize problem credits. The committee shall file a report with the Bank's Board at each Board meeting. This report shall include the following information:

                    (1)  The  overall  quality  of  the  loan  portfolio;

                    (2) The identification, by type and amount, of each problem or delinquent loan;

                    (3) The identification of all loans not in conformance with the Bank's lending policy; and

                    (4) The identification of all loans to officers, directors, principal shareholders or their related interests.

     (b) At least a majority of the members of the loan review committee shall be directors not employed in any capacity by the Bank other than as a director.

                          APPRAISAL/EVALUATION POLICY
                          ---------------------------

     14. Within 90 days after the effective date of this ORDER, the Bank's Board shall establish and enforce an appraisal review policy. The policy shall provide a process for identifying appraisals containing weaknesses that bring the appraised value into question. The policy shall provide guidance pertaining to evaluation/appraisal procedures as set forth in the Interagency Appraisal and Evaluation Guidelines dated October 27, 1994.

             CORRECTION OF VIOLATIONS AND CONTRAVENTIONS OF POLICY
             -----------------------------------------------------

     15.          (a)     Within 60 days after the effective date of this ORDER,
the Bank shall eliminate and/or correct all violations of law and regulation noted in the October 8, 2009, Report of Examination.

     (b) Within 60 days after the effective date of this ORDER, the Bank shall implement procedures to ensure future compliance with all applicable laws and regulations.

     (c) Within 60 days after the effective date of this ORDER, the Bank shall address any contraventions of policy noted in the October 8, 2009, Report of Examination.

                      LIQUIDITY/ASSET/LIABILITY MANAGEMENT
                      ------------------------------------

     16. (a) Within 90 days after the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and the Commissioner for review and comment a written plan addressing liquidity, the Bank's relationship of volatile liabilities to temporary investments, rate sensitivity objectives, and asset/liability management. Annually thereafter, while this ORDER is in effect, the Bank shall review this plan for adequacy and, based upon such review, shall make necessary revisions to the plan to strengthen funds management procedures and maintain adequate provisions to meet the Bank's liquidity needs. The initial plan shall include, at a minimum, provisions:

               (1) Establishing limitations on the total loan to total deposits ratio. The requirements of this paragraph shall not be construed as standards for future operations, and the Bank's total loan to total deposits ratio shall be monitored on a monthly basis and maintained at a level consistent with safe and sound banking practices;

               (2) Establishing a reasonable range for its net non-core funding ratio as computed in the Uniform Bank Performance Report;

               (3) Identifying the source and use of borrowed and/or volatile funds;

               (4) Establishing lines of credit at correspondent banks, including the Federal Reserve Bank or the Federal Home Loan Bank Board, that would allow the Bank to borrow funds to meet depositor demands if the Bank's other provisions for liquidity proved to be inadequate;

               (5) Requiring the retention of securities and/or other identified categories of investments that can be liquidated within one day in amounts sufficient to ensure the maintenance of the Bank's liquidity posture at a level consistent with short- and long-term liquidity objectives;

               (6) Establishing a minimum liquidity ratio and defining how the ratio is to be calculated;

               (7) Establishing contingency plans by identifying alternative courses of action designed to meet the Bank's liquidity needs;

               (8) Addressing the use of borrowings (i.e., seasonal credit needs, match funding mortgage loans, etc.) and providing for reasonable maturities commensurate with the use of the borrowed funds; addressing concentration of funding sources; and addressing pricing and collateral requirements with specific allowable funding channels (i.e., brokered deposits, internet deposits, Fed funds purchased and other correspondent borrowings); and

               (9) Establishing procedures for managing the Bank's sensitivity to interest rate risk, which comply with the Joint Agency Statement of Policy on Interest Rate Risk (June 26, 1996), and the Supervisory Policy Statement on Investment Securities and End-user Derivative Activities (April 23, 1998).

     (b) Within 30 days after the receipt of all such comments from the Regional Director and the Commissioner, and after revising the plan as necessary, the Bank shall adopt the plan, which adoption shall be recorded in the minutes of the Board meeting. Thereafter, the Bank shall implement the plan.

                               INTEREST RATE RISK
                               ------------------

     17. (a) Within 60 days after the effective date of the ORDER, the Bank shall develop, adopt, and implement an interest rate risk policy and procedures that shall include, at a minimum:

               (1) Measures designed to control the nature and amount of interest rate risk the Bank takes including those that specify risk limits and defines lines of responsibilities and authority for managing risk;

               (2) A system for identifying and measuring interest rate risk;

               (3)  A system  for  monitoring  and  reporting  risk  exposures;
                    and

               (4) A system of internal controls, review, and audit to ensure the integrity of the overall risk management process.

                                PROGRESS REPORTS
                                ----------------

     18. Within 30 days after the end of the first calendar quarter following the effective date of this ORDER, and within 30 days after the end of each successive calendar quarter, the Bank shall furnish written progress reports to the Regional Director and the Commissioner detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports may be discontinued when the corrections required by the ORDER have been accomplished and the Regional Director has released the Bank in writing from making additional reports.

                            SHAREHOLDER NOTIFICATION
                            ------------------------

     19. Within 30 days after the effective date of this ORDER, the Bank shall send a copy of this ORDER, or otherwise furnish a description of this ORDER, to its shareholders. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement, or notice shall be sent to the FDIC Accounting and Securities Disclosure Section, 550 17th Street N.W., Washington, D.C. 20429, for review at least 20 days prior to dissemination to shareholders. Any changes requested by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

     The provisions of this ORDER shall not bar, stop, or otherwise prevent the FDIC or any other federal or state agency or department from taking any other action against the Bank or any of the Bank's current or former institution-affiliated parties.

     This ORDER shall be effective on the date of issuance.

     The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

     The provisions of this ORDER shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and the State.

     Issued pursuant to delegated authority 2nd day of April, 2010.

                                               /s/ Kristie K. Elwquist
                                               ------------------------
                                           For: Thomas J. Dujenski
                                                Regional Director
                                                Dallas Region
                                                Division of Supervision and
                                                Consumer Protection
                                                Federal Deposit Insurance
                                                Corporation